EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 92 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated August 11, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 91.


                                /s/ Deidre E. Walsh
                                Deidre E. Walsh, Esq.

December 30, 2003
Boston, Massachusetts